                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                  Oakley, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  OAKLEY, INC.
                                    ONE ICON
                        FOOTHILL RANCH, CALIFORNIA 92610

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 1, 2001

                                   -----------

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders (the "Meeting") of OAKLEY, INC. (the "Company" or "Oakley") to be held on Friday, June 1, 2001, at 10:00 a.m. at the Company's headquarters in Foothill Ranch, California, for the following purposes:

1. To elect six directors to serve as such until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2. To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

         Only shareholders of record at the close of business on March 26, 2001, will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

         WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO THE COMPANY, AND SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE THEIR SHARES PERSONALLY IF THEY SO DESIRE.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Donna Gordon

                                       Donna Gordon
                                       SECRETARY

Foothill Ranch, California

Dated: April 16, 2001

                                  OAKLEY, INC.
                                    ONE ICON
                        FOOTHILL RANCH, CALIFORNIA 92610

                                   -----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 1, 2001

         This Proxy Statement is furnished to shareholders of Oakley, Inc. (the "Company" or "Oakley"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Shareholders of the Company to be held on Friday, June 1, 2001, at 10:00 a.m. at the Company's headquarters in Foothill Ranch, California, and at any and all adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the Notice of Meeting. This Proxy Statement and the enclosed form of proxy are being first mailed to shareholders on April 16, 2001.

         This solicitation is made by mail on behalf of the Board of Directors of the Company (the "Board of Directors"). Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

         Holders of record of the common stock, $.01 par value per share, of the Company (the "Common Stock") as of the close of business on the record date, March 26, 2001, are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on March 26, 2001, there were 68,614,255 shares of Common Stock issued and outstanding.

         Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted FOR the election of all nominees for director and FOR the ratification of the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         The Board of Directors knows of no matters to come before the Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

         The principal executive offices of the Company are located at One Icon, Foothill Ranch, California 92610.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         Pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles"), directors are elected at each Annual Meeting of Shareholders and hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. If, for any reason, the directors are not elected at the Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Company's Amended and Restated Bylaws, as amended (the "Bylaws"). The Bylaws currently authorize a Board of Directors consisting of not less than one nor more than nine persons, and Oakley's Board of Directors currently consists of six directors.

         The nominees for election to the six positions on the Board of Directors to be voted upon at the Meeting are Jim Jannard, Link Newcomb, Irene Miller, Orin Smith, Michael Jordan and Abbott Brown. Irene Miller, Orin Smith, Michael Jordan and Abbott Brown (the "Independent Directors") are not employed by, or affiliated with, the Company. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Jim Jannard, Link Newcomb, Irene Miller, Orin Smith, Michael Jordan and Abbott Brown to hold office as directors for a term of one year and until their successors are elected and qualified at the next Annual Meeting of Shareholders. All nominees have consented to being named in this Proxy Statement and have advised the Board of Directors that they are able and willing to serve as directors, if elected.

         If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than six nominees.

VOTE

         Each director will be elected by a favorable vote of a majority of the votes cast at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the outcome. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the six nominees named above as directors.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information (as of March 26, 2001) concerning the directors and executive officers of the Company:

          NAME         AGE                     POSITION
          ----         ---                     --------
Jim Jannard            51      Chairman of the Board and Chief Executive Officer
Link Newcomb           39      Chief Operating Officer and Director
Colin Baden            39      President
Thomas George          45      Chief Financial Officer
Donna Gordon           41      Vice President of Finance and Secretary
Kent Lane              47      Vice President of Manufacturing
Carlos Reyes           34      Vice President of Development
Jon Krause             37      Vice President of Operations
Scott Bowers           39      Vice President of Sports Marketing
Tommy Rios             31      Vice President of Oakley Worldwide
Irene Miller           48      Director
Orin Smith             58      Director
Michael Jordan         38      Director
Abbott Brown           57      Director

EXECUTIVE OFFICERS

        Mr. Jim Jannard, the founder of the Company, has been Chairman of the Board and an Oakley director since its inception in 1975. From Oakley's inception in 1975 to February 1999, Mr. Jannard also served as President of Oakley. Effective October 1999, Mr. Jannard was named Chief Executive Officer.

         Mr. Link Newcomb joined Oakley in June 1994 as its Vice President of International Sales. Mr. Newcomb served as Executive Vice President from April 1995 until January 1997, as Chief Financial Officer from July 1995 until January 1997, as Chief Operating Officer from January 1997 to September 1997, and as Chief Executive Officer from September 1997 to April 1999. Effective May 1, 1999, Mr. Newcomb was named Chief Operating Officer. Mr. Newcomb was appointed to the Board of Directors in January 1997. Prior to joining Oakley, Mr. Newcomb was an attorney for five years at Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Mr. Newcomb has also been a certified public accountant since 1984.

        Mr. Colin Baden joined Oakley in February 1996 as Director of Design and served as Vice President of Design from February 1997 to February 1999. In February 1999, Mr. Baden was named President. Prior to joining Oakley, Mr. Baden was a partner at Lewis Architects of Seattle, Washington for six years and began advising Oakley on company image issues in 1993.

        Mr. Thomas George joined Oakley in October 1997 as Chief Financial Officer. Prior to joining Oakley, Mr. George last served as Senior Vice President of Finance and Chief Financial Officer at REMEC, a designer and manufacturer of microwave wireless electronics, a position he had held since 1990. Mr. George has more than 20 years experience in finance and is also a certified public accountant.

         Ms. Donna Gordon joined Oakley in February 1986. Ms. Gordon has held a number of positions with Oakley, assuming her current position as Vice President of Finance in October 1995. Ms. Gordon has also been Corporate Secretary since 1993 and Controller since 1990.

         Mr. Kent Lane joined Oakley in October 1994 and served as Director of Manufacturing from January 1995 until October 1995. In October 1995, Mr. Lane was named Vice President of Manufacturing. Mr. Lane has 22 years experience in the manufacturing industry at various companies, including Kaiser Steel for six years and Water Factory Systems, a manufacturer of water purification equipment, for eight years.

         Mr. Carlos Reyes joined Oakley in July 1989 and has held various positions with Oakley, beginning as a lens coating assistant in the manufacturing department. Mr. Reyes was promoted to Lens Coating Manager in 1991 and to a leadership position in Oakley's design department in 1993. In December 1995, Mr. Reyes was named Vice President of Development.

         Mr. Jon Krause joined Oakley in November 1996 as Director of Information Technology and was named Vice President of Operations in January 1998. Prior to joining Oakley, Mr. Krause was a senior manager with Andersen Consulting where he spent ten years specializing in information technology and manufacturing operations.

        Mr. Scott Bowers joined Oakley in May 1988 as a regional sales manager and held the position of Director of Sports Marketing from January 1995 to December 1999. In January 2000, Mr. Bowers was named Vice President of Sports Marketing. Prior to joining Oakley, Mr. Bowers had eleven years of experience in the snow/ski industry holding positions both in retail management and as a independent sales representative.

         Mr. Tommy Rios joined Oakley in 1996 and held the position of General Director of Oakley Mexico from January 1996 to March 1998, Director of International Sales from March 1998 to July 1999 and Director of Oakley Worldwide from July 1999 to December 1999. In January 2000, Mr. Rios was named Vice President of Oakley Worldwide, responsible for global sales. Prior to joining Oakley, Mr. Rios had five years of experience as the General Director of Fox Racing, an independent distributor of Oakley products in Mexico.

BOARD OF DIRECTORS

        Ms. Irene Miller has been an Oakley director since shortly after the Company's initial public offering in August 1995. Ms. Miller is Chief Executive Officer of Akim, Inc., an investment management and consulting firm, and until June 1997 was Vice Chairman and Chief Financial Officer of Barnes & Noble, Inc., the world's largest bookseller. She joined Barnes & Noble in 1991, became Chief Financial Officer in 1993 and Vice Chairman in 1995. From 1986 to 1990 Ms. Miller was an investment banker at Morgan Stanley & Co. Incorporated. Ms. Miller is also a director of Barnes & Noble, Inc. and The Body Shop International Plc.

         Mr. Orin Smith has been an Oakley director since shortly after the Company's initial public offering in August 1995. Mr. Smith is the President and Chief Executive Officer of Starbucks Corporation. Mr. Smith joined Starbucks in 1990 as Chief Financial Officer and Vice President, became Executive Vice President and Chief Financial Officer in 1993, was named President and Chief Operating Officer in 1994, and was named Chief Executive Officer in June 2000. Prior to joining Starbucks, Mr. Smith was Executive Vice President and Chief Financial and Administrative Officer of Danzas USA, a subsidiary of Europe's largest transportation company. Mr. Smith is also a director of Starbucks Corporation and Starbucks Coffee International.

         Mr. Michael Jordan has been an Oakley director since shortly after the Company's initial public offering in August 1995. Mr. Jordan is the President of basketball operations for the Washington Wizards NBA team and partner and investor in Lincoln Holdings, LLC, which is a minority owner of the Washington Wizards. Mr. Jordan is also a director and business advisory board member for the e-commerce site MVP.com and a director for divine Interventures, which invests in Internet-related companies. Mr. Jordan has achieved one of the most extraordinary records in professional sports during his career with the Chicago Bulls. Among other achievements, Mr. Jordan was voted Most Valuable Player of the National Basketball Association in 1988, 1991, 1992, 1996 and 1998. Mr. Jordan also captured the NBA's scoring title in seven consecutive seasons, from 1987 through 1993 and again from 1996 through 1998. Prior to joining the Chicago Bulls, Mr. Jordan was an All American player at the University of North Carolina, from which he graduated in 1986.

         Mr. Abbott Brown has been an Oakley director since June 2000. Mr. Brown is Chairman and Chief Executive Officer of Ridgestone Corporation, a private equity firm that takes active, participatory roles in the companies in which it invests. Prior to joining Ridgestone, Mr. Brown was co-founder, executive and board member for Global Crossing Ltd., a global data and voice telecommunications company, from its inception in 1997 to 2000. From 1994 to 1998, Mr. Brown served as Managing Director and Chief Financial Officer for Pacific Capital Group, a private merchant bank with investment activity in telecommunications, cable, healthcare and real estate.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors held five meetings in 2000, including regularly scheduled and special meetings. The Board of Directors has established standing audit and compensation and stock option committees as set forth below. During 2000, each director, except for Michael Jordan, attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member.

AUDIT COMMITTEE. The Audit Committee of the Company's Board of Directors (the "Audit Committee") is composed of three independent directors and is governed by a written charter adopted by the Board of Directors. A copy of this charter is included as an appendix to this Proxy Statement. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The members of the Audit Committee are Irene Miller (Chair), Orin Smith and Abbott Brown. None of the Audit Committee members has a relationship with the Company that might interfere with the exercise of his or her independence from the Company and its management. The Audit Committee held four meetings during 2000.

COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation and Stock Option Committee, presently comprised of Mr. Smith (Chair) and Ms. Miller, reports to the Board of Directors and determines compensation for the Company's executive officers and administers the Company's 1995 Stock Incentive Plan. The Compensation and Stock Option Committee met four times in 2000.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors of the Company receive
(i) a retainer fee of $25,000 per year for their services, (ii) $1,000 for each committee meeting attended, (iii) $5,000 per year for each committee a non-employee director chairs, (iv) $2,000 per day for each special non-Board of Directors meeting that a non-employee director is requested to attend, in person or by telephone, by the Board of Directors, as determined by the Board of Directors and (v) an annual grant of non-qualified options to purchase 10,000 shares, with an exercise price equal to fair market value on the date of grant, and vesting in full on the anniversary of the date of grant. All directors are also reimbursed for expenses incurred in connection with attendance at Board meetings, committee meetings or special non-Board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the members of the Compensation and Stock Option Committee during 2000 were Ms. Miller and Mr. Smith. Neither Ms. Miller nor Mr. Smith has ever been an officer or employee of the Company or any of its subsidiaries. None of the executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation paid by the Company for the fiscal years ended December 31, 2000, 1999 and 1998, to (i) its Chief Executive Officer and (ii) the four other most highly compensated executive officers serving as of December 31, 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                  ANNUAL COMPENSATION             ------------
                                      ----------------------------------------      SECURITIES
                                                                OTHER ANNUAL        UNDERLYING        ALL OTHER
NAME AND                                SALARY       BONUS      COMPENSATION       OPTIONS/SARS     COMPENSATION
PRINCIPAL POSITION            YEAR        ($)          ($)           ($)               (#)               ($)
------------------            ----    -----------  ----------- ---------------   ---------------  ----------------
Jim Jannard (1)               2000        ---          ---            ---              ---               ---
  Chief Executive Officer     1999        ---          ---            ---              ---               ---
                              1998        ---          ---            ---              ---               ---

Link Newcomb                  2000      398,077      343,750          ---              ---              7,296(2)
  Chief Operating Officer     1999      350,000       50,000          ---            110,000            4,638
                              1998      350,000      200,000          ---              ---              3,030

Thomas George                 2000      228,654      110,000        18,000(3)          3,669            2,000(2)
  Chief Financial Officer     1999      195,000       32,000        18,000(3)         20,000            2,000
                              1998      195,000       80,000        18,000(3)          ---               ---

Colin Baden                   2000      195,192      103,125          ---              3,670            2,021(2)
  President                   1999      173,268       30,000          ---             25,000            2,610
                              1998      124,231       75,000          ---              ---              2,419

Tommy Rios (4)                2000     146,250        68,750        75,920(5)         51,000             ---
  Vice President of           1999       52,021       29,000       134,115(5)         30,000             ---
  Oakley Worldwide            1998       47,403       40,000        90,483(5)         15,000             ---


  -----------

(1) Mr. Jannard chose not to receive any base salary or bonus for 2000; he also chose not to receive any base salary and was not entitled to payment of any annual bonus for 1998 and 1999. See "Compensation Committee Report -- Compensation of the Chairman and Chief Executive Officer."

(2) Represents the Company's matching 401(k) plan contribution of $2,000 for fiscal year 2000 and above-market interest on deferred compensation accrued during the fiscal year but deferred at the election of the Named Executive Officer in the amount of $5,296 for Mr. Newcomb and $21 for Mr. Baden.

(3) Represents payment to Mr. George for a monthly housing allowance related to his relocation.

(4) Mr. Rios relocated to the United States in April 1998 and was promoted to Vice President of Oakley Worldwide effective January 2000. Compensation for 1998 includes amounts paid by Oakley Mexico.

(5)  Represents commissions on sales.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                            ---------------------------------------------------------        POTENTIAL REALIZABLE
                              NUMBER OF                                                    VALUE AT ASSUMED ANNUAL
                             SECURITIES       % OF TOTAL                                    RATES OF STOCK PRICE
                             UNDERLYING      OPTIONS/SARS                                  APPRECIATION FOR OPTION
                            OPTIONS/SARS      GRANTED TO    EXERCISE OR                             TERM
                               GRANTED       EMPLOYEES IN   BASE PRICE    EXPIRATION    ----------------------------
                              (#) (1)       FISCAL YEAR       ($/SH)         DATE         5% ($)(2)       10% ($)(2)
------------------------    ------------    -------------   -----------    ----------    -----------     ------------
Jim Jannard............           ---             ---          ---            ---           ---              ---
Link Newcomb...........           ---             ---          ---            ---           ---              ---
Thomas George..........           3,669             0.6%     10.6875        3/30/10         $24,660          $62,495
Colin Baden............           3,670             0.6%     10.6875        3/30/10         $24,667          $62,512
Tommy Rios.............          50,000             8.0%      5.6875        1/3/10         $178,845         $453,225
Tommy Rios.............           1,000             0.2%     10.6875        3/30/10          $6,721          $17,033



(1) The options identified in this table were granted under the Company's 1995 Amended and Restated Stock Incentive Plan and are exercisable in equal 25% installments on each of the first four anniversaries of the date of grant. In the event of the termination of a Named Executive Officer's employment within 12 months following a change in control (as defined in the stock option agreements evidencing such grants), the options will become immediately vested and exercisable in full upon such termination of employment. To the extent permitted under applicable law, the options granted are "incentive stock options" for purpose of Section 422 of the Internal Revenue Code of 1986, as amended, and otherwise are nonqualified stock options.

(2) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do no constitute projections of future stock performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option and other factors.

         The following table sets forth information concerning option exercises and the fiscal year-end value of unexercised stock options held by the Named Executive Officers as of December 31, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                             OPTIONS/SARS AT              OPTIONS/SARS
                                                                               FY-END (#)              AT FY-END ($) (2)
                                                                       --------------------------    ---------------------
                              SHARES ACQUIRED ON        VALUE                EXERCISABLE/                EXERCISABLE/
NAME                             EXERCISE (#)       REALIZED ($)(1)          UNEXERCISABLE              UNEXERCISABLE
--------------------------    ------------------    --------------     --------------------------    ---------------------
Jim Jannard.............               0                   0                       0/0                        0/0
Link Newcomb............            185,581            1,776,930             418,083/210,750          1,201,370/1,007,672
Thomas George...........             6,500              53,845                68,250/41,919             194,329/156,775
Colin Baden.............               0                   0                  58,994/34,670             188,766/163,460
Tommy Rios..............               0                   0                  16,326/81,000              55,469/538,281

(1) The value realized is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing sale price of the Common Stock on the date of exercise and (ii) the option exercise price.

(2)  The value of unexercised in-the-money options is calculated by multiplying
     (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the New York Stock Exchange at December 29, 2000 ($13.50) and (ii) the option exercise price.

                              EMPLOYMENT AGREEMENTS

         Mr. Jannard does not have a written employment agreement with the Company. Since the expiration of his former employment agreement with the Company in 1997, his employment has continued on an at-will basis. On May 12, 1998, Mr. Jannard entered into an Amended and Restated Consultant Agreement with the Company providing that within 30 days following termination of his employment, the Company will have the option to retain him as a consultant at the rate of $100,000 per year for a period expiring on the date that is two years from the date the Company exercises such option. The Amended and Restated Consultant Agreement contains non-competition and non-solicitation provisions effective through the end of the consultant period. In addition, Mr. Jannard is entitled to Company-paid medical insurance for himself and his immediate family during his lifetime.

         On May 1, 1999, Mr. Newcomb entered into an Amended and Restated Employment Agreement with the Company which replaced his prior employment agreement, which agreement was subsequently amended as of December 31, 1999. The term of Mr. Newcomb's agreement runs through January 31, 2002 and will automatically be extended by one year on each January 31, unless either party provides written notice that it does not wish to extend the term. The agreement provides for a base salary of not less than $350,000 per year and an annual target bonus under the Company's Executive Officer Performance Bonus Plan of not less than $200,000. If Mr. Newcomb's employment with the Company is terminated by the Company for any reason other than by reason of his death, disability or for cause or by Mr. Newcomb for good reason, Mr. Newcomb will be entitled to his base salary for the remainder of the term of his agreement and a bonus equal to the amount of Mr. Newcomb's annual target bonus under the Company's Performance Bonus Plan as in effect at the time of such termination at the end of each remaining fiscal year ending during the remaining term of his agreement. In the event Mr. Newcomb's employment is terminated by the Company for any reason other than by reason of his death, disability or for cause, Mr. Newcomb will also be entitled to one year's stock option acceleration. If Mr. Newcomb's employment with the Company is terminated by Mr. Newcomb or by the Company for any reason during the term of the agreement, Mr. Newcomb will be entitled to exercise his stock options to the extent vested on the date of his termination (including any stock options accelerated pursuant to the previous sentence) for a period of two years from the date of termination. If Mr. Newcomb's employment with the Company is terminated by reason of his disability, Mr. Newcomb will be entitled to a payment equal to one year's base salary, provided that if Mr. Newcomb's termination as a result of his disability occurs on or before January 31, 2002, he shall be entitled to a payment equal to $500,000. If Mr. Newcomb's employment with the Company is terminated on or before January 31, 2002 by reason of his death, Mr. Newcomb's estate will be entitled to a payment equal to $500,000 payable from any life insurance policy maintained by the Company on Mr. Newcomb's life. If Mr. Newcomb's employment with the Company is voluntarily terminated on or before January 31, 2002 by Mr. Newcomb other than due to a material breach by the Company of any provision of his employment agreement, Mr. Newcomb will be entitled to a payment equal to $500,000 payable in full on the date of termination. Upon termination of Mr. Newcomb's employment with the Company for any reason other than by reason of his death or disability, the Company may require that Mr. Newcomb provide consulting services for a period of two years. Mr. Newcomb would be compensated at the rate of $50,000 per year for such services. Mr. Newcomb's agreement also contains non-competition and non-solicitation provisions effective through the term of the agreement, and, unless his employment is terminated by the Company without cause, by Mr. Newcomb for good reason or by reason of expiration of the agreement, for a period of two years thereafter.

         On January 1, 2000, Mr. George entered into a Second Amended and Restated Employment Agreement with the Company, which replaced his prior employment agreement. Mr. George's agreement expires December 31, 2001, and will automatically be extended by one year on each January 1st occurring during the term of the agreement unless either party provides written notice that it does not wish to extend the term. The agreement provides for a base salary of not less than $230,000 per year and an annual target bonus under the Executive Officer Performance Bonus Plan of not less than $80,000. The agreement also provides for a housing allowance of $1,500 per month. If Mr. George's employment with the Company is terminated by reason of his death, Mr. George's estate will be entitled to his prorated performance bonus under the Company's Performance Bonus Plan. If Mr. George's employment with the Company is terminated by reason of his disability, Mr. George would be entitled to a payment equal to one years base salary and his prorated performance bonus under the Company's Performance Bonus Plan. If Mr. George's employment with the Company is terminated by the Company for any reason other than by reason of his death, disability or for cause or by Mr. George for good reason, Mr. George will be entitled to a payment equal to (i) the greater of his base salary for eighteen months or the remainder of the term of his agreement (the "Severance Period"), and (ii) an amount equal to the product of (A) Mr. George's annual target bonus under the Company's Performance Bonus Plan as in effect at the time of his termination and (B) a fraction, the numerator of which is the number of full months in the Severance Period, and the denominator of which is 12. Mr. George's agreement also contains non-competition and non-solicitation provisions effective through the term of the agreement and, in the event his employment is terminated by the Company for cause or by Mr. George without good reason, for a period of two years thereafter.

         On October 1, 2000, Mr. Rios entered into a new Employment Agreement with the Company, superseding all previous agreements. The term of Mr. Rios' agreement runs through December 31, 2003 and will automatically be extended for additional one-year terms unless either party provides written notice that it does not wish to extend the term. The agreement provides for a base salary of not less than $150,000 per year and an annual target bonus under the Company's Executive Officer Bonus Plan of not less than $20,000. In addition, Mr. Rios' agreement provides for the payment of a sales commission based upon the Company's consolidated international net sales (and as of January 1, 2001, domestic net sales) and for the payment of a $15,000 annual bonus based on the achievement of operating income targets by the Company's international subsidiaries, as set forth in the Company's annual business plan. In August 1998, the Company provided Mr. Rios with a house completion loan on his residence in Mexico. Mr. Rios' employment agreement provides that Mr. Rios will pay interest on the outstanding balance of the loan at the rate of six percent per year. In addition, Mr. Rios will be entitled to an additional $25,000 bonus on January 1, 2001 if there is any remaining unpaid balance on the loan at that time. The net balance of such bonus will be first directly applied to the remaining loan balance. If Mr. Rios' employment with the company is terminated by the Company for any reason other than by reason of his death, disability or for cause or by Mr. Rios for good reason, Mr. Rios will be entitled to a lump sum amount equal to $260,000. If Mr. Rios' employment with the Company is terminated as a result of his death or disability, Mr. Rios' estate will be entitled to a payment equal to $500,000 payable from a life insurance policy and disability insurance policy maintained by the Company. If Mr. Rios' employment agreement is terminated by the Company without cause or by Mr. Rios for good reason or is not renewed for any reason, the Company will reimburse Mr. Rios for the actual and reasonable costs Mr. Rios incurs as a result of relocating his residence to Mexico. Mr. Rios' agreement also contains non-solicitation provisions effective through the term of the agreement and for a period of three years thereafter.

                          COMPENSATION COMMITTEE REPORT

         The report of the Compensation Committee of the Board of Directors with respect to compensation in fiscal 2000 is as follows:

COMPENSATION PHILOSOPHY

         The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash which are partially tied to the Company's achievement of financial performance targets and (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation than upon base salary.

COMPONENTS OF COMPENSATION

         The principal components of executive officer compensation are generally as follows:

          - BASE SALARY. With respect to Messrs. Newcomb, George and Rios, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements." Mr. Jannard has chosen not to receive any base salary from the Company. With respect to executive officers who do not have employment agreements with the Company, base salary is determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

          - ANNUAL PERFORMANCE BONUS. Annual bonuses are payable to the Company's executive officers under the Company's Executive Officer Performance Bonus Plan based partially on the Company's achievement of certain pre-set corporate financial performance targets established for the fiscal year as well as achieving certain individual performance objectives. The minimum target bonuses for Messrs. Newcomb, George and Rios are set forth in their respective employment agreements. With respect to officers who do not have employment agreements with the Company, their target bonuses are determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company. The financial target for fiscal year 2000 was earnings per share for the Company of at least $0.47.

          - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants and other stock-based awards under the Company's 1995 Stock Incentive Plan. Awards under the 1995 Stock Incentive Plan are designed to further align the interests of each executive officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business.

          -    COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Mr. Jannard has chosen not to receive any base salary or bonus from the Company. Mr. Jannard also did not receive a grant of stock options in fiscal 2000 under the 1995 Stock Incentive Plan. Mr. Jannard is a major shareholder of the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." The Company is currently monitoring the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

                                       ORIN SMITH (CHAIR)

                                       IRENE MILLER


         THE COMPENSATION COMMITTEE REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

         The Company's independent accountants also provided to the Audit Committee the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accountants' independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                       IRENE MILLER (CHAIR)

                                       ORIN SMITH

                                       ABBOTT BROWN



                          FEES OF INDEPENDENT AUDITORS

         The aggregate fees billed for services rendered by Deloitte & Touche LLP during the fiscal year ended December 31, 2000 are as follows:

         Category                                                                                Aggregate Fees
         --------                                                                                --------------
         Audit Fees                                                                              $      278,752
         Financial Information Systems Design and Implementation Fees                            $            ---
         All Other Fees                                                                          $   1,122,184

         The Audit Committee has considered whether Deloitte & Touche LLP's provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining Deloitte & Touche LLP's independence. All other fees above consist primarily of tax compliance and planning fees, most of which are related to foreign operations.

                          STOCK PRICE PERFORMANCE GRAPH


         The following graph shows a comparison of cumulative total returns for Oakley, Inc., the Standard & Poor's 500 Composite Index and the Russell 2000 Index, during the period commencing on December 31, 1995 and ending on December 31, 2000. The comparison assumes $100 was invested on December 31, 1995 in each of the Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index and assumes the reinvestment of all dividends, if any. At this time, the Company does not believe it can reasonably identify an industry peer group, and therefore the Company has instead selected the Russell 2000 Index, which includes companies with similar market capitalizations to that of the Company, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.


                                     12/31/95     12/31/96     12/31/97    12/31/98    12/31/99    12/31/00
    ------------------------------ ------------- ------------ ----------- ----------- ----------- -----------
    Oakley, Inc.                       100           65           53          56          33          79
    Russell 2000 Index                 100           117         143         139         166         159
    S&P 500 Composite Index            100           123         164         211         255         232

         THE STOCK PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Company leases an aircraft from a company controlled by Mr. Jannard. Such lease has a term of five years with aggregate annual lease payments of $90,000, and is renewable at the option of the Company and the applicable lessor. The Company bears all costs and expenses of operating and maintaining the aircraft while under lease. During 2000, the Company renewed such lease and made aggregate payments to the lessor of $90,000.

         In July 1995, the Company entered into a ten-year agreement with Mr. Jordan for the endorsement of Oakley eyewear. Pursuant to such agreement, Mr. Jordan is paid an annual retainer of $500,000 and received options to purchase 217,392 shares of Common Stock at an exercise price of $11.50 per share (the fair market value on the date of grant). The Company paid Mr. Jordan $500,000 during 2000 pursuant to this agreement.

         Since the beginning of 1998, Mr. Jannard has borrowed money from the Company for use by Mr. Jannard in connection with various matters unrelated to the business of Oakley. All of such indebtedness was repaid by Mr. Jannard within one month of the date incurred. The largest amount of such indebtedness outstanding at any time since the beginning of 2000 was approximately $124,523. As of February 28, 2001, the total amount of such indebtedness outstanding was $6,946.

         In March 2000, the Company entered into a trademark license agreement with a Delaware limited liability company wholly-owned by Jim Jannard (the "LLC"). Pursuant to this agreement, the LLC has assigned to the Company its right to purchase a truck and trailer to travel the National Hot Rod Association ("NHRA") circuit and to sell certain products at NHRA sanctioned events and has agreed to place Oakley's logo in prominent places on the automobile and crew members' uniforms. The agreement shall continue for so long as the LLC's sponsorship of race car driver Scotty Cannon continues, unless sooner terminated by either party upon 30 days written notice to the other party. Under the agreement, the Company has agreed to pay to the LLC an annual fee of $100,000 for the placement of the logos as described above and to pay the LLC a royalty rate, ranging between 10% and 25%, on net revenues (after sales tax and returns) from sales by the Company of certain merchandise. In 2000, the Company paid royalties of approximately $35,000 to LLC. Additionally, Oakley will pay the NHRA a royalty of 20% on net revenues of all merchandise sold. The Company will perform accounting services for the LLC as agreed upon by the Company and the LLC and will be compensated in cash for such services by the LLC at a fair market rate to be determined in good faith by the Company's Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information available to the Company, as of February 28, 2001, with respect to shares of its Common Stock (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of such shares, (ii) held by each of the directors and nominees, (iii) held by each of the Named Executive Officers and (iv) held as a group by the directors and executive officers of the Company. Unless otherwise indicated, the address of each beneficial owner named below is c/o Oakley, Inc., One Icon, Foothill Ranch, California 92610.

                                                                                                    PERCENTAGE OF
NAME AND ADDRESS                                                                 SHARES OF          COMMON STOCK
OF BENEFICIAL OWNER                                                             COMMON STOCK         OUTSTANDING
-------------------                                                             ------------         -----------
DIRECTORS AND EXECUTIVE OFFICERS
Jim Jannard...............................................................      42,394,600               61.7%
Link Newcomb..............................................................         538,664 (1)             *
Colin Baden...............................................................          68,162 (2)             *
Thomas George.............................................................          77,392 (3)             *
Tommy Rios................................................................          35,326 (4)             *
Irene Miller..............................................................          33,607 (5)             *
Orin Smith................................................................          22,761 (6)             *
Michael Jordan............................................................         315,574 (7)             *
Abbott Brown..............................................................               0                 *
   Directors and executive officers as a group (14 persons)...............      43,756,311 (8)           62.7%
-----------


(1) Includes 515,583 shares issuable pursuant to stock options exercisable within 60 days of February 28, 2001.

(2) Includes 66,162 shares issuable pursuant to stock options exercisable within 60 days of February 28, 2001.

(3) Includes 74,168 shares issuable pursuant to stock options exercisable within 60 days of February 28, 2001.

(4) Includes 35,326 shares issuable pursuant to stock options exercisable within 60 days of February 28, 2001.

(5) Includes 29,261 shares issuable pursuant to stock options exercisable within 60 days of February 28, 2001.

(6) Includes 19,561 shares issuable pursuant to stock options exercisable within 60 days of February 28, 2001.

(7) Includes 167,752 shares issuable pursuant to stock options exercisable within 60 days of February 28, 2001.

(8) Includes 1,165,622 shares issuable pursuant to stock options exercisable within 60 days of February 28, 2001.


*    Less than one percent.

          PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (ITEM 2 ON PROXY CARD)

         The firm of Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 2000, was selected by the Board of Directors, upon the recommendation of the Audit Committee, to act in such capacity for the fiscal year ending December 31, 2001, subject to ratification by the shareholders. There are no affiliations between the Company and Deloitte & Touche LLP, its partners, associates or employees, other than as pertain to the engagement of Deloitte & Touche LLP as independent auditors for the Company in the previous year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

VOTE

         The favorable vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Deloitte & Touche LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2001.


                                  OTHER MATTERS

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

         Based solely on the Company's review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 2000, all reports required by Section 16(a) applicable to its directors, officers and ten percent shareholders were filed with the Securities and Exchange Commission on a timely basis, subject to the following exception: a Form 3 was not timely filed on behalf of Mr. Rios and Mr. Bowers in 2000.

 SHAREHOLDERS' PROPOSALS. In accordance with the Company's Bylaws, proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2002 must be received by the Company, marked to the attention of the Secretary, no later than December 17, 2001. Proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for proposals in order to be included in the proxy statement.

         Shareholder proposals submitted to the Company for consideration at the Company's Annual Meeting of Shareholders to be held in 2002 outside the processes of Rule 14a-8 (i.e., the procedures for placing a shareholder's proposal in the Company's proxy materials) will be considered untimely if received by the Company after March 1, 2002. Accordingly, the proxy with respect to the Company's 2002 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after March 1, 2002.


 THE BOARD OF DIRECTORS

Foothill Ranch, California

                                    APPENDIX

                                   OAKLEY,INC.
                             AUDIT COMMITTEE CHARTER


This charter shall be reviewed and reassessed annually by the Audit Committee and approved by the Board of Directors.

ROLE AND INDEPENDENCE

         The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility of oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the Board. Prior to June 14, 2001, the membership of the committee shall consist of at least two directors. Effective no later than June 14, 2001, the committee shall consist of at least three directors. Each member of the committee shall be financially literate, as such qualification is interpreted by the company's Board in its business judgement, or must become financially literate within a reasonable period of time after his or her appointment to the committee. At least one member shall have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgement. Each member shall be free of any relationship to the company that may interfere with the exercise of his or her independence from management and the company and, in addition, shall meet the other director independence requirements and restrictions for service on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

         The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, COO, CFO, and the lead independent audit partner.

RESPONSIBILITIES

          The Audit Committee's primary responsibilities include:

          1) Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the corporation, and, if so determined by the committee, recommending to the Board the replacement or termination of the independent auditor. The independent auditor is ultimately accountable to the Board and the committee, and the committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement).

          2) Receiving on a periodic basis a formal written statement from the independent auditors delineating all relationships between the independent auditors and the company. Receiving the written disclosures and letter from the independent auditor required by Independence Standards Board (ISB) Standard 1, as it may be amended or supplemented. Discussing with the independent auditor the independent auditor's independence and actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships and services that may impact the objectivity and independence of the independent auditors. Taking, or recommending that the Board of Directors take, appropriate action in response to the independent auditors' report to satisfy itself of the independence of the independent auditors.

          3) Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the Board) to report on any and all appropriate matters.

          4) Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plans and results of such activity.

          5) Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

          6) Based on the review, the committee shall make its recommendation to the Board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

          7) When material issues warrant, reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

          8) Discussing with management, the internal auditors and the external auditors the quality and adequacy of the company's internal controls.

          9) Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

          10) Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.


APPROVED BY THE BOARD OF DIRECTORS
June 9, 2000

PROXY                              OAKLEY, INC.               PROXY
                                  COMMON STOCK

               PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     THE UNDERSIGNED HEREBY APPOINT(S) JIM JANNARD AND LINK NEWCOMB AS PROXIES WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZE(S) EACH OF THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF OAKLEY, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON MARCH 26, 2001 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 1, 2001, AT 10:00 A.M., LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AT THE OAKLEY, INC. HEADQUARTERS AT ONE ICON, FOOTHILL RANCH, CALIFORNIA 92610 AND HEREBY REVOKE(S) ANY PROXIES HERETOFORE GIVEN.

BY SIGNING AND DATING THE REVERSE SIDE OF THIS CARD, THE UNDERSIGNED AUTHORIZE(S) THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT THE ABOVE MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED WILL INDICATE AFFIRMATIVELY THERE AT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON.

       (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                 OAKLEY, INC.

                                JUNE 1, 2001


              -PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED-

A /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                                        WITHHOLD AUTHORITY
                              FOR ALL NOMINEES       TO VOTE FOR ALL NOMINEES
                            LISTED TO THE RIGHT         LISTED TO THE RIGHT

1. ELECTION OF DIRECTORS:           / /                         / /

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

---------------------------------------------------

     THE BOARD OF DIRECTORS OF OAKLEY, INC. RECOMMENDS
A VOTE FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.

NOMINEES: JIM JANNARD
          LINK NEWCOMB
          IRENE MILLER
          ORIN SMITH
          MICHAEL JORDAN
          ABBOTT BROWN

2. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

   FOR / /   AGAINST / /  ABSTAIN / /

3. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF THE STOCKHOLDERS AND A PROXY STATEMENT FOR THE ANNUAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.


SIGNATURE                                          DATE:               , 2001
         -----------------------------------------      ---------------
                                                      (BE SURE TO DATE PROXY)

SIGNATURE IF HELD JOINTLY                          DATE:               , 2001
                         -------------------------       --------------
                                                      (BE SURE TO DATE PROXY)

PLEASE VOTE, SIGN AND RETURN THIS PROXY CARD AS PROMPTLY AS POSSIBLE USING THE ENCLOSED ENVELOPE.